NONCOMPETlTION AGREEMENT

         This Noncompetition Agreement (the "Agreement") is entered into as of May 13, 2007 (but effective immediately following the consummation of the Merger (as such term is defined below) by and between New York Community Bancorp, Inc. ("NYB") and John S. Fiore (the "Employee").

         WHEREAS, pursuant to an Agreement and Plan of Merger dated as of May 13, 2007 (the "Merger Agreement"), by and between NYB and Synergy Financial Group, Inc. ("SYNF"), SYNF will merge with and into NYB (the "Merger");

         WHEREAS, the Employee has served as a senior officer of SYNF and its subsidiaries; and

         WHEREAS,   the  parties  hereto  recognize  and  acknowledge  that  the covenants set forth in this Agreement are necessary to protect the business and goodwill acquired by NYB in connection with the Merger;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, including the payments to be made to the Employee pursuant to Section 5 of this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Noncompetition. During his employment with New York Community Bank, a wholly owned subsidiary of NYB, and for a period of eighteen (18) months thereafter (the "Noncompete Period"), the Employee shall not, without the prior written consent of NYB, directly or indirectly, whether or not for compensation, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend Employee's name or any similar name to, lend Employee's credit to, or render services or advice to, any business, including a savings bank, savings and loan association, savings and loan holding company, bank, bank holding company, mortgage company or similar type financial institution (including, without limitation, a de novo financial institution in its organizational phase), or any direct or indirect subsidiary or affiliate of such entity, whose products or activities compete or would compete in whole or in part with the products or activities of NYB or its subsidiaries in the State of New Jersey within a twenty-five (25) mile radius of the main office of SYNF in existence immediately prior to the consummation of the Merger (the "Noncompete Area"), provided, however, that the Employee may purchase or otherwise acquire up to (but not more than) five percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise). The Employee agrees that this covenant is reasonable with respect to its duration, geographical area, and scope. In the event of a breach by the Employee of any covenant set forth in this Section 1 of this Agreement, the term of such covenant will be extended by the period of the duration of such breach;

         2. Nonsolicitation. During the Noncompete Period, the Employee will not, directly or indirectly, either for himself or any other Person (as defined herein), (i) induce or attempt to induce any employee of NYB or its subsidiaries to leave the employ of NYB or its subsidiaries, (ii) in any way interfere with the relationship between NYB or its subsidiaries and any employee of NYB or its subsidiaries, (iii) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of NYB or its subsidiaries, or (iv) induce or attempt to induce any customer, supplier, licensee, or business relation of NYB or its subsidiaries to cease doing business with NYB or its subsidiaries, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of NYB or its subsidiaries. During the Noncompete Period, the Employee will not, directly or indirectly, either for himself or any other Person solicit the business of any Person known to the Employee to be a customer of NYB or its subsidiaries, whether or not the Employee had personal contact with such Person, with respect to products or activities which compete in whole or in part with the products or activities of NYB or its subsidiaries. For purposes of this Agreement, "Person" shall include an individual, trust, estate, corporation, limited liability company, savings bank, savings and loan association, savings and loan holding company, bank, bank holding company, mortgage company or similar type financial institution, including, without limitation, a de novo financial institution in its organizational phase.

         3.  Nondisparagement.  The  Employee  will  not,  during  or after  the
Noncompete   Period,   disparage  NYB  or  its  subsidiaries,   or  any  of  its
shareholders, directors, officers, employees, or agents.

         4. Confidentiality. The Employee acknowledges and agrees to treat as confidential all information known or obtained by the Employee, whether before or after the date hereof, concerning SYNF's or NYB's or their respective subsidiaries' records, properties, books, contracts, commitments and affairs, including but not limited to, information regarding accounts, shareholders, finances, strategies, marketing, customers and potential customers and other information of a similar nature (such information, "Confidential Information"). The Employee agrees that he will not, at any time, disclose to any unauthorized Persons, or use for his own account or for the benefit of any third party any Confidential Information, whether or not the Confidential Information is embodied in writing or other physical form, without NYB's express written consent, unless and to the extent that such Confidential Information is or becomes generally known to and available for use by the public other than as a result of Employee's fault or the fault of any other Person bound by a duty of confidentiality to NYB.

         5. Compensation. In consideration of the covenants contained in this Agreement, NYB shall pay the Employee (or his estate) the sum of $600,000 in accordance with the following schedule: (i) $400,000 on the date of his termination of employment for any reason with New York Community Bank and $200,000 on the first anniversary of such employment termination date. All payments shall be less applicable withholding taxes. In the event of the death of the Employee on or after the date of the consummation of the Merger, the unpaid amounts under this Section 5 shall become immediately payable in full in a single lump sum payment to the estate of the Employee, which payment shall be made within thirty (30) days after his death.

         6. Remedies. The parties hereto, recognizing that irreparable injury will result to NYB, its business and property in the event of the Employee's breach of this Agreement, hereby consent, in the event of any such breach by the Employee, to an injunction in favor of NYB, in addition to any other remedies and damages available, to restrain the violation hereof by the Employee, the Employee's partners, agents, servants, employers, employees and all persons acting for or with the Employee. The Employee represents and admits that the Employee's experience and capabilities are such that the Employee can obtain employment in a business engaged in other industries and/or of a different nature than NYB, and that the enforcement of a remedy by way of injunction will not prevent the Employee from earning a livelihood. Nothing herein will be construed as prohibiting NYB from pursuing any other remedies available to NYB for such breach or threatened breach, including the recovery of damages from the Employee. In no event will NYB's monetary relief for damages be less than all amounts previously paid by it to the Employee pursuant to this Agreement.

         7. Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the

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other  party;  (b) no  waiver  that may be given by a party  will be  applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

         8. Successors and Assigns. This Agreement shall be binding upon the Employee and NYB and will inure to the benefit of NYB and its affiliates, successors and assigns and the Employee and the Employee's assigns, estate, heirs and legal representatives.

         9. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to conflicts of laws principles.

         10. Severability. If any provision in this Agreement is declared or determined by any court to be illegal, void, or unenforceable, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair, the enforceability or validity of any other provisions in this Agreement. If any of the covenants set forth in this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against the Employee.

         11. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a single arbitrator selected mutually by NYB and Employee, which arbitration shall be conducted within the State of New York in accordance with the rules of the American Arbitration Association then in effect.

         12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         13. Termination. This Agreement shall be terminated and shall have no further force or effect if, and at such time as, the Merger Agreement is terminated.

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

         The parties hereto have executed and delivered this Noncompetition Agreement as of the date first written above.

                                        NEW YORK COMMUNITY BANCORP, INC.

                                        /s/Thomas R. Cangemi
                                        --------------------------------
                                        THOMAS R. CANGEMI



                                        /s/John S. Fiore
                                        --------------------------------
                                        JOHN S. FIORE